LEGG MASON GLOBAL GOVERNMENT TRUST




December 31, 1994 - December 31, 1995 (one year) Cumulative Total Return:

ERV=   (10.32 x  1.232159) - (9.54 x 1.1033841)  x 1000 + 1000 = 1208.01
       ----------------------------------------
                   (9.54 x 1.1033841)

   P    = 1000

   C    = 1208.01   -  1  = 0.20801 = 20.80%
          -------                     -----
           1000

Average Annual Return:              Same


April 15, 1993 - December 31, 1995 (life of fund) Cumulative Total Return:

   ERV  = (10.32 x 1.232159) - (10.00 x 1.0) x 1000 + 1000  = 1271.59
           ---------------------------------
                      (10.00 x 1.0)

   P    = 1000

   P    = 1271.59   -  1  =  0.271588  = 27.16%
          -------                        -----
           1000

Average Annual Return:
                      1
                    -----
    (0.271588 + 1) 3.21096   -  1 = 0.0925  = 9.25%
                                              ----



                         LEGG MASON GLOBAL EQUITY TRUST


February 17, 1995 - December 31, 1995 (life of fund) Cumulative Total Return:

   ERV  = (10.70 x 1.0103860) - (10.00 x 1.0) x 1000 + 1000  = 1081.11
           ----------------------------------
                       (10.00 x 1.0)

   P    = 1000

   P    = 1081.11   -  1  =  0.08111  = 8.11%
          -------                       ----
           1000